UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas	78209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 21, 2008, Pioneer Drilling Company (the “Company”) notified the American Stock Exchange (“AMEX”) that as a result of C. Robert Bunch’s resignation as a director of the Company on August 19, 2008, the Company was no longer in compliance with Section 803(B)(2) of the AMEX Company Guide, which requires that every AMEX listed company have an audit committee of at least three members, each of whom is independent.

As anticipated, on August 22, 2008, the Company received official notice from AMEX that the Company was not in compliance with the AMEX audit committee requirements. In its notice, AMEX advised the Company that it has until the earlier of its next annual shareholders’ meeting or August 21, 2009, to regain compliance with the AMEX audit committee requirements. The Company expects to regain compliance within such time.

As required by Section 1009(j) of the AMEX Company Guide, on August 28, 2008, the Company issued a press release announcing receipt of the AMEX notice, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press release issued by Pioneer Drilling Company on August 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

	By:	/s/ William D. Hibbetts
William D. Hibbetts Interim Chief Financial Officer

Dated: August 28, 2008

Exhibit Index

Exhibit No.	Document Description
99.1	Press release issued by Pioneer Drilling Company on August 28, 2008